UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025 (January 31, 2025)

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-55800	81-3623646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 N. Brand Boulevard, Suite 1300 Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

+1 (587) 577-9261

(Registrant’s telephone number, including area code)

28-10 Jackson Avenue #26N, Long Island City, New York 11101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Anti-Dilution Agreement

In connection with the Merger Agreement (as defined in Item 2.01 Completion of Acquisition or Disposition of Assets below), effective January 31, 2025, Qrons Inc., a Wyoming corporation (the “Company”), entered into an Anti-Dilution Agreement (the “Anti-Dilution Agreement”) with Jonah Meer (“Meer”), Decagon LLC, d/b/a CubeSquare LLC (“Decagon”), a company owned by Meer, and Ido Merfeld (“Merfeld”) (Meer, Decagon and Merfeld are referred to as the “Qrons Shareholders”), and First Person Ltd. Meer and Merfeld are former directors of the Company.

Pursuant to the Anti-Dilution Agreement, the Qrons Sharesholders are protected from dilution in their respective ownership of Company common stock, as follows:

At any time after January 31, 2025, and continuing for a period that ends 12 months after the date of filing of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Term”), if the Company issues shares of common stock (1) in payment of consulting services to third parties, (2) in payment of compensation to any officer, director, employee or agent of the Company, (3) in payment of any convertible debt instrument issued by the Company in accordance with the terms of any other convertible instrument issued by the Company not associated with a debt or equity funding transaction (each an “True-up Event”), the Company shall issue additional shares of its common stock (the “True-up Shares”) to each of Meer, Decagon and Merfeld.

True-up Shares shall be issued after each True-up Event to each of Meer, Decagon and Merfeld based on their ownership percentages of 5.98%, 0.28% and 4.34%, respectively (such ownership percentages being based on an assumed number of outstanding shares of Company common stock of 124,137,930 shares).

In addition, all shares of Company common stock owned by each of Meer, Decagon and Merfeld, including the True-up Shares, possess piggy-back registration rights, under the Anti-Dilution Agreement.

The foregoing description of the Anti-Dilution Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K of the Company filed on January 21, 2025 (the “January 21 Current Report”), on January 15, 2025, the Company entered into a Plan and Agreement of Merger (the “Merger Agreement”) with First Person Ltd., an Alberta, Canada, corporation (“First Person”), pursuant to which a wholly-owned subsidiary (the “Merger Sub”) of the Company would merge (the “FP Merger”) with and into First Person, with First Person becoming a wholly-owned subsidiary of the Company, as a result of the FP Merger.

On January 27, 2025, the parties closed the Merger Agreement and an Articles of Merger merging the Merger Sub with and into First Person filed. Pursuant to the Merger Agreement, each share of common stock of First Person was converted into the right to receive shares of Company Series B Convertible Preferred Stock on a pro rata basis and First Person became a wholly-owned subsidiary of the Company.

The acquisition of First Person was pursued and consummated by our company, after the Company’s Board of Directors had determined, after investigating the First Person opportunity, that the best interests of the Company and its shareholders would be best served by acquiring First Person.

The Company’s Board of Directors has adopted the business plan of First Person. Please see “The Company After Acquiring First Person Ltd.” below for a complete description of the Company following the acquisition of First Person, its business plans, its financial condition and the current status of its business efforts, as a combined enterprise with First Person.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to this Current Report and incorporated by reference in this Current Report.

The Company After Acquiring First Person Ltd.

The Company’s Board of Directors has adopted the business plan of First Person. The following sets forth certain information regarding the Company that reflects these recent changes.

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FORWARD-LOOKING STATEMENTS

References in this Current Report on Form 8-K to the “Company”, “us”, “we” and “our” include Qrons Inc. and First Person Ltd., an Alberta, Canada, corporation, the Company’s wholly-owned subsidiary, including subsidiaries of First Person Ltd., unless otherwise indicated.

In addition, certain other forward-looking statements herein are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the important risks that could cause actual results to differ materially from those suggested by the forward-looking statements include, among other things: events that deprive the Company of the services of its executive officers; the Company’s ability to increase its product sales; the Company’s ability to obtain needed capital; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company.

Impending Corporate Actions

The Company’s Board of Directors has determined to change the Company’s name to “First Person, Inc.” and to increase the number of authorized shares of common to 500,000,000 shares, as soon as is practicable.

History of Our Company

General. The Company was incorporated under the laws of the State of Wyoming on August 22, 2016, as BioLabMart Inc. and changed its corporate name to Qrons Inc. on August 8, 2017. Until the acquisition of First Person, the Company was a biotechnology company dedicated to developing biotech products, treatments and technologies to combat neuronal and infectious diseases with a focus on antibiotic resistant bacteria.

Due to an extended period of limited success, the acquisition of First Person was pursued and consummated by the Company, following our Board of Directors’ determining, after its investigation of the First Person opportunity, that the best interests of the Company and its shareholders would be best served by acquiring First Person.

The Company’s Board of Directors has adopted the business plan of First Person. The discussion below provides a complete description of the Company following the acquisition of First Person, its business plans, its financial condition and the current status of its business efforts, as a combined enterprise with First Person.

Change in Control. In connection with our acquisition of First Person, there occurred a change in control of our company. See Item 5.01 Changes in Control of Registrant.

Business of First Person

Overview. Founded in 2021, First Person is a cognitive wellness company focused on enhancing mental performance and social well-being through proprietary ingredient innovation and science-backed consumer products and formulations. First Person’s business and operations is conducted through its wholly-owned operating subsidiary, First Person, Inc., a Delaware corporation (“FP, Inc.”).

First Person, Inc. First Person, Inc. (FP, Inc.) develops, markets, and distributes for sale a premium brand of cognitive supplement consumer products. The company is focused on development and commercialization of additional functional wellness products to enhance cognitive and social experiences.

Since its inception in January 2021, FP, Inc. has devoted substantially all of its efforts to business and product development relating to its proprietary functional mushroom extraction process and to the development of its own proprietary formulations of cognitive nutraceutical performance products and ready-to-drink alcohol-free social tonics. We intend to continue to grow our initial product line of four nutraceutical consumer-facing products, as well as launch and growth of our newest ready-to-drink product line that leverages our proprietary lion’s mane extract and co-crystallization technology to enhance potency and bioavailability, remove the taste profile, and enhance water solubility.

Extraction Technology. FP, Inc. has developed a proprietary dual extraction technique for functional mushrooms utilizing ultrasonication and hot water to break down the cellular walls of the mushroom in order to extract the active compounds of interest from the mushroom.

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Development of Nutraceutical Consumer Products. FP, Inc. has expended significant resources in developing a direct-to-consumers product line of nutraceutical cognitive supplements which are made of functional mushrooms and other adaptogenic botanicals, and completed a product launch for sale to the public on March 1, 2022. There are four current product offerings, as follows: (i) SunbeamTM, a supplement targeting dopamine, sparking motivation and focus; (ii) Golden HourTM, a supplement targeting oxytocin, sparking connection and joy; and (iii) MoonlightTM, a supplement targeting gamma-aminobutryric acid (GABA), sparking restorative sleep cycles.; and (iv) Crystallized Lion’s Mane, a fully soluble, neutral taste, powdered drink enhancer that incorporates both First Person’s proprietary extraction methods and co-crystallization technology, enhancing energy, mood, and focus. These consumer products do not require FDA approval prior to marketing and distribution, but these consumer products are required to include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. The microbeads and encapsulation for the supplement pills, and packaging materials for the pill tins and shipping boxes, are all produced by third-party manufacturers. Each of these consumer products is sold directly to consumers through FP, Inc.’s website, www.getfirstperson.com. Customers may either make a one-time purchase or enroll in a subscription services where they receive shipments based on a timeline chosen by the customer (typically monthly).

Development and Expansion into Ready-To-Drink (RTD) Alcohol-Free Functional beverages. Building upon its expertise in cognitive wellness, FP, Inc. is expanding into the RTD beverage market with a first-of-its-kind social tonic. This alcohol-free functional beverage leverages FP, Inc.’s proprietary extract techniques and co-crystallization technology to deliver an uplifting, social-enhancing experience. The product is designed to provide consumers with a sophisticated and effective alternative to traditional alcoholic beverages, aligning with the growing demand for mindful drinking options.

Our Strategy and Competitive Strengths.

Proprietary Ingredient Innovation & Extraction Technology. First Person has developed a proprietary dual-extraction technique for functional mushrooms, utilizing ultrasonication and hot water extraction to maximize bioavailability and efficacy, while also removing the taste profile. This process enhances the potency of active compounds, setting the company apart from standard mushroom extracts in the market and enables a more seamless ingredient integration into ready-to-drink product applications. Additionally, its exclusive Crystallized Lion’s Mane ingredient provides a unique, high-potency formulation that competitors do not currently offer.

FP, Inc. protects its dual extraction technique as a trade secret. The process has resulted in a protectable, proprietary, and scalable end product that is a 100 percent pure mushroom extract, with no fillers or grain residue. Its proprietary extraction method uses hot water in a Ultrasonic Assisted Extraction (UAE) process that utilizes high frequency sound waves to extract compounds from the mushroom fiber. We own all of the UAE equipment, which is housed at our processing partner’s facility, and it is operated by our processing partner’s staff in accordance with our specifications. We do not have a formal agreement with our processing partner, and instead function on an order-by-order basis with pricing established for each order.

Differentiated Consumer Product Portfolio & Brand positioning. The company has strategically positioned itself at the intersection of cognitive wellness and social enhancement, tapping into growing consumer trends such as functional nutrition, alcohol alternatives, and nootropics. The upcoming launch of its social tonic products may provide a first-to-market advantage in the alcohol-free social beverage category, leveraging a novel extraction and co-crystallization manufacturing process to create a good tasting beverage with a social-enhancing effect without alcohol. This may allow First Person to carve out a distinctive niche in both the supplement and beverage industries.

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Direct-to-Consumer (DTC) Expertise & Scalable Distribution. First Person has built a high-margin, subscription-based DTC platform, allowing for direct consumer engagement, data-driven marketing, and scalable customer acquisition. With existing fulfillment and logistics capabilities, the company is well-positioned to expand distribution, including omnichannel opportunities in retail and hospitality. The ability to seamlessly integrate new products into this ecosystem may provide a significant advantage in accelerating growth and brand loyalty.

Our brand and product ecosystems are strategically positioned to resonate with forward-thinking consumers who seek to optimize their mental health and cognitive performance. We intend to continue to build and sustain community engagement through high-impact marketing and branding activities, executive communications, and industry recognition. Our team brings a depth of invaluable experience across a diverse range of direct-to-consumer e-commerce and retail businesses, and are experts in areas involving consumer acquisition costs, order frequency, and retention. We anticipate this will lead to detailed and realistic expectations for lifetime value that can inform and drive our decisions around reasonable marketing spend for customer acquisition. We expect future product-line expansion to include innovations in the functional/RTD beverage category (a category that includes nutritional drinks, zero-proof beverages, and energy drinks)

We believe our synergistic strategy and approach to consumer products and ingredient innovation positions us for both near and long-term growth.

Competition. First Person competes most directly with both public and privately held companies that produce related consumer nutraceutical products. Competitors for First Person include public company Laird Superfood, Inc. and numerous private nootropic supplement and functional beverage brands.

We compete in the following markets, based on how we categorize our core products:

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Cognitive Wellness & Nootropics Market. The demand for cognitive-enhancing supplements is expanding as consumers seek solutions for focus, memory, mood, and mental clarity. First Person’s functional mushroom-based supplements and proprietary ingredient innovations well position the company within the nootropics and brain health supplement industry, which is projected to grow significantly due to increasing consumer awareness and scientific advancements.

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Functional beverage & Alcohol Alternative Market. The rise of the mindful drinking movement has driven demand for alcohol-free, functional beverages that provide mood-enhancing or relaxation benefits without intoxication or the negative aftereffects of alcohol. First Person’s social tonic competes in the rapidly growing RTD alcohol alternatives space, offering a unique, first-to-market social-enhancing experience that differentiates it from traditional non-alcoholic options.

•

Functional Food & Wellness Ingredients Market. With proprietary extraction technologies and novel ingredient development, First Person is positioned in the functional food and ingredient innovation sector. The company’s Crystallized Lion’s Mane and potential additional future ingredient innovations offers opportunities for expansion into B2B ingredient supply, providing high-potency extracts for third-party food, beverage, and wellness brands.

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Intellectual Property.

On May 19, 2021, we filed a trademark application with the USPTO for the unregistered mark “First Person” (Application No. 90/722,122). On July 23, 2021, we filed trademark applications with the USPTO for the following three unregistered marks: (i) “Sunbeam” (Application No. 90/845,607); (ii) “Golden Hour” (Application No. 90/845,631); and (iii) “Moonlight” (Application No. 90/845,651). On September 23, 2021, we filed a trademark application with the USPTO for the unregistered mark “First Grown” (Application No. 97/042,249). On October 1, 2021, we filed trademark applications with the USPTO for the unregistered marks “Awaken Your Best Mind” (Application No. 97/056,489) and “Best Mind Ahead of You” (Application No. 97/056,495).

On November 11, 2021, we filed an application for international registration for the mark “First Person”, designating the mark for registration in Australia, Canada, China, the European Union, Japan, and the United Kingdom.

In addition to the intellectual property registrations and applications noted above, FP, Inc. protects its First Person™ process and techniques as a trade secret. There is no registration procedure for trade secrets, and such rights are secured and maintained by making reasonable efforts to preserve the information’s secrecy.

Government Regulation. We are subject to a wide range of governmental regulations and policies. We are required to comply with the regulations and policies promulgated by the USDA, the FDA, the FTC, the Occupational Safety and Health Administration (“OSHA”), and the DEA and corresponding state agencies. In addition, the Federal Communications Commission monitors claims made by companies, particularly with celebrity spokespeople.

USDA National Organic Program and Similar Regulations. We are involved in the sourcing, manufacturing, supplying, processing, marketing, selling, and distribution of organic food products and, as such, are subject to certain organic quality assurance standards. The Organic Foods Production Act mandates that the USDA develop national standards for organically produced agricultural products to assure consumers that those products marketed as organic meet consistent, uniform standards. The Organic Foods Production Act established the NOP, a marketing program housed within the Agricultural Marketing Service of the USDA.

The USDA’s regulations, among other things, set forth the minimum standards producers must meet, and have reviewed by an accredited USDA-certifying agent, in order to label their products “100% organic,” “organic,” or “made with organic ingredients” and display the USDA organic seal. The regulations impose strict standards on the production of organic food products and limit the use of non-organic or synthetic materials in the production of organic foods. Generally, organic food products are produced using:

•	agricultural management practices intended to promote and enhance ecosystem health;
•	no genetically engineered crops, sewage sludge, long-lasting pesticides, herbicides, or fungicides; and
•	food processing practices intended to protect the integrity of the organic product and disallow irradiation, genetically modified organisms, or synthetic preservatives.

After becoming certified, organic operations must retain records concerning the production, harvesting, and handling of agricultural products that are to be sold as organic for a period of five years. Any organic operation found to be in violation of the USDA organic regulations is subject to enforcement actions, which can include financial penalties or suspension or revocation of their organic certificate.

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Additionally, our organic products may be subject to various state regulations. Many states have adopted their own organic programs making the state agency responsible for enforcing USDA regulations for organic operations. However, state organic programs may also add more restrictive requirements due to specific environmental conditions or the necessity of production and handling practices in the state.

Sanitary Transportation Rule. The FDA’s regulations governing the Sanitary Transportation of Food for Humans and Animals requires that the parties involved in shipping food take steps to ensure that food is not contaminated or otherwise rendered unsafe during transportation. Steps include ensuring the conveyance is clean and that refrigerated foods are maintained in a refrigerated state. Fully packaged foods that do not require temperature control for safety, such as the foods that we currently produce, are generally exempt from these requirements. These requirements could become applicable to us, however, if we were to change our product line.

Food Labeling Regulations. We are subject to certain requirements relating to food labeling under the FDCA and corresponding FDA regulations as well as the Fair Packaging and Labeling Act, enacted in 1967, and corresponding FTC regulations. Although the FTC and the FDA share jurisdiction over claims made by manufacturers of food products (with the USDA also having jurisdiction over “organic” claims), the FDA retains primary jurisdiction over the labeling of food products whereas the FTC regulates advertising.

The FDA and the FTC require that all food products be labeled to disclose the net contents, the identity of commodity, nutrition information, and the name and place of business of the product’s manufacturer, packer, or distributor. Both agencies also require that any claim on the product be truthful and not misleading.

In 2016, the FDA updated its nutrition labeling rules, which had not been changed since 1993. The updated nutrition labeling rules require manufacturers to, among other things:

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increase the type size for “calories,” “servings per container,” and the “serving size” declaration, and bolding the number of calories and the “serving size” declaration to highlight this information;

•	declare the actual amount, in addition to percent Daily Value, of vitamin D, calcium, iron, and potassium;
•	include “added sugars,” in grams and as percent Daily Value on the label; and
•	display serving sizes on labels based on amounts of foods and beverages that people are actually eating, not what they should be eating.

All food manufacturers were required to comply with the new rules by January 1, 2021. We believe we are in material compliance with these new food labeling regulations where applicable to our business.

The FDA also has detailed regulations and requirements governing various types of claims about products’ nutritional value and wellness benefits, such as a nutrient content claims, health claims, and structure-function claims. Claims falling under these regulations must be phrased in specific ways to avoid misbranding the food. We believe we are in compliance with applicable FDA claims regulations.

Other state and local statutes and regulations may impose additional food labeling requirements. For instance, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) requires, with a few exceptions, that a specific warning appear on any consumer product sold in California that contains a substance, above certain levels, listed by that state as having been found to cause cancer or birth defects. This law exposes all food and beverage producers to the possibility of having to provide warnings on their products.

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Dietary Supplements Pursuant to the FDCA, the FDA regulates the safety, formulation, manufacturing, processing, packaging, labeling, importation, and distribution of dietary supplements (including nutraceuticals). In addition, the FTC has jurisdiction to regulate the promotion and advertising of these products. The FDCA has been amended several times with respect to dietary supplements, in particular by the Dietary Supplement Health and Education Act of 1994 (“DSHEA”). DSHEA established a framework governing the composition, safety, labeling, manufacturing, and marketing of dietary supplements and established new statutory criteria for evaluating the safety of substances. In the process, DSHEA removed dietary supplements from pre-market approval requirements that apply to food additives and pharmaceuticals and established a combination of notification and post-marketing controls for regulating product safety. The FDA does not require notification to market a dietary supplement if it contains only dietary ingredients that were present in the U.S. food supply prior to DSHEA’s enactment on October 15, 1994. However, for a dietary ingredient not present in the food supply prior to this date, the manufacturer must provide the FDA with information supporting the conclusion that the ingredient will reasonably be expected to be safe at least seventy-five days before introducing a new dietary ingredient into interstate commerce.

As required by the FSMA, the FDA issued draft guidance in July 2011, which attempts to clarify when an ingredient will be considered a new dietary ingredient, the evidence needed to document the safety of a new dietary ingredient, and the appropriate methods for establishing the identity of a new dietary ingredient. In particular, the new guidance may cause dietary supplement products available in the market before DSHEA to now be classified to include a “new dietary ingredient” if the dietary supplement product was produced using manufacturing processes different from those used in 1994.

DSHEA also empowered the FDA to establish binding Good Manufacturing Practice regulations governing key aspects of the production of dietary supplements. DSHEA expressly permits dietary supplements to bear statements describing how a product affects the structure, function, and/or general well-being of the body. Although manufacturers must be able to substantiate any such statement, no premarket approval authorization is required for such statements and manufacturers need only notify FDA that they are employing a given claim. No statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. DSHEA does, however, authorize supplement sellers to provide third-party literature in connection with the sale of a dietary supplement to consumers. This provision is an exception to the FDA’s broad powers over the promotion of regulated products. Accordingly, the authorization is limited and applies only if the publication is printed in its entirety, is not false or misleading, presents a balanced view of the available scientific information and does not promote a particular manufacturer or brand of dietary supplement, and is displayed in an area physically separate from the dietary supplements.

Consumer Protection Regulations. The FTC has the authority to regulate traditional and digital advertising for most types of consumer products, including our product offerings. The FTC has interpreted the Federal Trade Commission Act (the “FTC Act”) to prohibit unfair or deceptive acts or practices in commerce and oversees express and implied claims in advertising as well as certain promotional activities such as the use of social media influencers by advertising companies.

The FTC revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”), which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the FTC Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical,” the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed.

To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Guides and we will otherwise endeavor to follow legal standards applicable to advertising. Our marketing, advertising, and promotional activities for our consumer products must adhere to the FTC Act’s requirement for truthful, non-misleading, and adequately substantiated claims. If our advertising does not comply with FTC and similar state requirements, we could become subject to an investigation by the FTC or a consent decree, which could have a material adverse impact on our business and reputation.

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Employees and Human Capital Resources. As of the date of this Current Report, we had no full-time Canadian employee at First Person Ltd., one full-time U.S. employee at FP, Inc., and no employees at TruMed.

Properties.

Legal Proceedings. We are not currently involved in, but may in the future be involved in, litigation relating to claims arising out of our operations in the normal course of business.

Risk Factors

Risks Related to Our Limited Operating History, Financial Position and Capital Needs

We have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future.

We have a limited history of operations and are considered an early-stage company. We are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources, and lack of revenues, as well as significant competition from existing and emerging competitors, many of which are established and have access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from an early-stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

Although we expect to become profitable, there is no guarantee that will happen, and we may never become profitable. We currently have a negative operating cash flow and may continue to have that for the foreseeable future. Our net losses may worsen and our ability to generate increased revenues and potential to become profitable will depend largely on our ability to manufacture and market our products. There can be no assurance that any such events will occur or that we will ever become profitable. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time, we may be unable to continue our business.

We will need additional financing to continue to sustain operations at this time.

Our operating cash flow is insufficient to fund all of our operational needs and we will require additional financing to continue our operations. There can be no assurance that such financing will be available on favorable terms or at all. Failure to obtain additional financing could result in delay or indefinite postponement of the deployment of our products. Additional financing may dilute the ownership interest of our shareholders at the time of the financing, and may dilute the value of their investment in our common stock. After taking into account the proceeds of this offering, we anticipate that our current cash reserves will last in excess of twelve months under our present operating expectations.

We may face difficulties obtaining additional financing, and additional financing may result in further dilution.

We anticipate expending substantial funds to carry out the development, introduction, distribution, and manufacture of our products. We may require additional funds for these purposes through one or more public or private financing transactions. No assurance can be given that such additional funds will be available on acceptable terms or at all. Additionally, U.S. banks often refuse to provide banking services to businesses involved in the psilocybin industry because of the present state of the laws and regulations governing financial institutions in the United States, which discourage the provision of banking services to companies involved in the research or production of controlled substances. Consequently, in comparison to companies in other industries, we may face increased difficulties in obtaining financing from U.S. banks due to the nature of our business. If such funds are unavailable or are only available at a prohibitive cost, we may have to significantly curtail our product development program or seek funds through financing alternatives, including equity financing. Any additional equity financing may result in dilution to existing shareholders.

There is substantial doubt about our ability to continue as a going concern.

We have a history of net losses and are primarily dependent upon financing transactions to obtain additional funds for product development and operating expenses. Our ability to continue as a going concern will be determined by our ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing. Delays in obtaining the capital, onerous terms for the capital, or a failure to raise additional capital could have a material negative impact on our business or plans of operations. We believe that the inclusion of a going concern explanatory paragraph in the report of our registered public accounting firm may make it more difficult for us to secure additional financing or enter into strategic relationships with distributors on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Risk Related to Our Products and Business

We face significant ongoing costs and obligations related to developing our business and products, and these costs may increase in the future, which may result in significant losses.

We expect to incur significant ongoing costs and obligations related to developing our business and products, which could have a material adverse impact on our results of operations, financial condition, and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof, or other unanticipated events could require extensive changes to our operations, increased compliance costs, or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events. If we are unable to achieve and sustain profitability, the market price of our Common Shares may significantly decrease.

We have incurred substantial expenses related to the development and initial operations of our business and we may never become profitable, earn revenues, or pay dividends.

There is no assurance that we will be profitable or pay dividends. We have incurred, and anticipate that we will continue to incur, substantial expenses relating to the development and initial operations of our business. The payment and amount of any future dividends will depend upon, among other things, our results of operations, cash flow, financial condition, and operating and capital requirements. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

As our operating expenses increase, we may not be able to generate revenue growth or sustain any revenue growth that we achieve.

There can be no assurance that we can generate revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that we may achieve may not be indicative of future operating results. In addition, we may further increase operating expenses in order to fund higher levels of research and development, increase sales and marketing efforts and increase administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, our business, operating results, and financial condition will be materially adversely affected.

We compete for market share with other companies, some of which have longer operating histories and may have more financial resources and manufacturing and marketing experience than we have.

We face competition in the markets in which we operate. Some of our competitors have longer operating histories and may have more financial resources and manufacturing and marketing experience than we have. Some of our competitors may also be better positioned to develop superior product features and technological innovations and may be able to better adapt to market trends. Our ability to compete depends on, among other things, high product quality, short lead-time, timely delivery, competitive pricing, range of product offerings, and superior customer service and support. Increased competition may require us to reduce prices or increase costs and may have a material adverse effect on our financial condition and results of operations. Any decrease in the quality of our products or level of service to customers or any occurrence of a price war among our competitors and us may adversely affect the business and results of operations.

We may expend substantial time and financial resources on potential acquisitions of other companies and such acquisitions may not be completed or successful.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the functional mushroom industry as well as competitive pressures. In some circumstances, we may decide to grow our business through the acquisition of complementary businesses rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly and we may not be able to successfully complete identified acquisitions. In addition, we may not realize the expected benefits from completed acquisitions. Our failure to address risks encountered in connection with any future acquisitions or investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and harm our business generally. Future acquisitions could also result in the incurrence of debt, contingent liabilities, amortization expenses, or the impairment of goodwill, any of which could harm our financial condition.

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There are many factors that could impact our ability to attract and retain customers, including that we may not be able to develop as many nutraceutical products of the consistency or quality that we expect, which could have a negative adverse effect on our business plan and profitability.

Our success depends on our ability to attract and retain customers, but we face, or will face, competition in obtaining customers for our nutraceutical products or functional mushrooms. There are many factors that could impact our ability to attract and retain customers, including our ability to compete based on price, continually produce desirable and effective products that are superior to others in the market, and implement our customer acquisition plan, as well as maintain continued growth in the aggregate number of potential customers. Competition for customers may result in increasing our costs while also lowering the market prices for our products and reducing our profitability. If we are not successful in attracting and retaining customers, we may fail to be competitive or achieve profitability or sustain profitability over time.

As a result of changing customer preferences, products may attain financial success for a limited period of time, or none at all. Even if we are successful in introducing new products, a failure to gain consumer acceptance or to update products with compelling attributes could cause a decline in our products’ popularity that could reduce revenues and harm our business, operating results, and financial condition. Failure to introduce new products or product types and to achieve and sustain market acceptance could result in our being unable to meet consumer preferences and generate revenue, which would have a material adverse effect on our profitability and financial results from operations.

We currently have a limited number of contemplated products, and have limited financial and management resources, and, as a result, we may forego or delay our development of planned or other products. Our resource allocation decisions may cause us to fail to capitalize on profitable market opportunities. If we are unsuccessful in developing the contemplated or additional products, our business may be harmed.

We may not be successful in developing and commercializing our products, or may not be able to do so at acceptable costs.

If we cannot successfully develop, manufacture, sell, and distribute our products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems, or other disruptions, we may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by us to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations, and financial condition. If there is a shift in consumer demand, we must meet such demand through new and innovative products or else our business may fail.

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A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training programs and adherence by employees to quality control guidelines. Although we strive to ensure that all of our service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business and operating results.

We are subject to liability arising from any fraudulent or illegal activity by our employees, contractors, and consultants.

We are exposed to the risk that our employees, independent contractors, and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless, or negligent conduct or disclosure of unauthorized activities to us that violate (i) government regulations, (ii) manufacturing standards, (iii) federal, state, or local healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete, and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any actions are brought against us, including by former employees, independent contractors, and consultants, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal, and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment of our operations, any of which would have an adverse effect on our business, financial condition, and results from operations.

Our products are produced by third parties at their own manufacturing facilities; a significant disruption at such facilities or to any key production equipment could adversely affect our ability to meet consumer and wholesale demand.

All of our products are produced by third parties at their own manufacturing facilities. A significant disruption at such facilities or to any key production equipment, even on a short-term basis, could impair the productions and shipment of products, which could have a material adverse effect on our business, financial position, and results of operations. The manufacturing operations of these third parties are vulnerable to interruption and damage from natural and other types of disasters, including earthquake, fire, floods, volcanic events, draughts, environmental accidents, winter storms, power loss, disease outbreaks or pandemics such as the recent COVID-19 pandemic, communications failures, and similar events. If any disaster were to occur at the facilities of these third parties, our ability to operate our business would be seriously impaired.

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We rely on a third-party co-packer for certain product components and other third parties for the packaging material for our products, and there is no guarantee that the relationships with the co-packers or packaging companies will continue or that the co-packer or packaging companies will deliver goods on a timely basis.

We rely on a third-party co-packer to provide microbeads utilized in our products, and other third-party companies for the packaging materials for our products. While we have identified other potential suppliers who can supply similar microbeads, we do not currently own and do not plan to develop in-house manufacturing capabilities for these microbeads, and will be reliant on third-party suppliers for microbeads now and going forward. We also do not manufacture our packaging materials for our products and are reliant on third-party packaging companies for these materials. While other packaging companies exist which could provide these packaging materials for our products, locating and changing suppliers could result in product delivery delays to potential customers, which could materially harm our business and results of operations. This co-packer and these packaging companies are third parties over which we have little or no control, and with which we do not have any long-term agreements. The failure of the co-packer to continue to provide the microbeads or to deliver products on a timely basis, or the failure of the third-party packaging companies to provide packaging materials, or the termination of our relationship with any of these parties could have a material adverse effect on our business, financial condition, and operating results.

We are dependent on third parties to supply materials used in our products and packaging, and any interruption or failure by these suppliers or other disruptions to our supply chain may have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our ability to make, move, and sell our products is critical to our success. Damage or disruption to our supply chain, including third-party manufacturing, assembly, or transportation capabilities, due to weather, including any potential effects of climate change, natural disaster, fire or explosion, terrorism, pandemics (such as the recent COVID-19 pandemic), strikes, government action, or other reasons beyond our control or the control of our suppliers and business partners, could impair our ability to manufacture or sell our products. Further, we rely on third parties to supply materials used in our products and packaging. Any interruption or failure by our suppliers or other partners to meet their obligations on schedule or in accordance with our expectations, which, in each case, could be the result of one or many factors outside of our control, could delay or prevent the manufacture or commercialization of our products, disrupt our operations, or cause reputational harm to our company, any or all of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. The global supply chain issues caused by the recent COVID-19 pandemic impacted our ability to obtain packaging materials for our products, and we were forced to delay the launch of our consumer packaged goods because of a delay in our initial orders for packaging samples from suppliers in China. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events when they occur, could adversely affect our business or financial results.

Our financial success will depend on our ability to successfully predict changes in consumer preferences and develop successful new products and marketing strategies in response.

Our ability to earn revenues is substantially dependent on the success of our products, which depends upon, among other matters, pronounced and rapidly changing public tastes, and other factors which are difficult to predict and over which we have little, if any, control. Consumer trends change based on many factors, including but not limited to, nutritional values, consumer preferences, and general economic conditions. Additionally, there is a growing movement among some consumers to buy local products in an attempt to reduce the carbon footprint associated with transporting products from longer distances, and this could result in a decrease in the demand for our nutraceuticals or future mushroom-based products. A shift in consumer demand away from our nutraceuticals or proposed products or our failure to expand our current market position will harm our business and results of operations.

We will be dependent on the popularity and consumer acceptance of our brand.

There is no assurance that we will be able to achieve brand awareness in any of our target regions. In addition, we must develop successful marketing, promotional, and sales programs in order to sell our products. If we are not able to develop successful marketing, promotional, and sales programs, then such failure will have a material adverse effect on our business, financial condition, and operating results.

We may face unfavorable publicity or consumer perception.

We may depend significantly on consumer perception regarding the safety and quality of our products. Consumer perception of products can be significantly influenced by adverse publicity in the form of published scientific research, media attention, social media, or other publicity, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or questions the benefits of our or similar products or that claims that any such products are ineffective. A new product may initially be received favorably, resulting in high sales of that product, but that sales level may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

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We are highly dependent upon consumer perception of mushrooms and mushroom-based products. The public may associate our fully legal functional mushroom and nutraceutical products with illegal psychedelic mushrooms, which are prohibited substances in the United States, except under research and related exceptions pursuant to DEA and state registrations in place. Our revenues may be negatively impacted due to the fact the market does not fully accept mushrooms as a food or nutritional product.

If the reputation of our brand erodes significantly, it could have a material impact on our results of operations.

In certain circumstances, our reputation could be damaged as a result of the actual or perceived occurrence of any number of events, including negative publicity, whether true or not. Widespread adoption of social media and other web-based tools to generate, publish, and discuss user-generated content and to connect with other users has made it increasingly easy for individuals and groups to communicate and share opinions and views regarding us, our products and our activities, whether true or not. Although we believe that we operate in a manner that is respectful to all stakeholders and take care in protecting our image and reputation, we do not ultimately have direct control over how we are perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations, and impede our ability to advance our projects, thereby having a material adverse impact on financial performance, financial condition, cash flows, and growth prospects.

We may not be successful in developing a marketing and sales force for the commercialization of our products, or we may incur substantial expenses to do so.

In order to commercialize and market our products, we must either acquire or develop an internal marketing and sales force with technical expertise and with supporting distribution capabilities, or arrange for third parties to perform these services. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of our management and key personnel, and defer our product development and deployment efforts. To the extent that we enter into marketing and sales arrangements with other companies, our revenues will depend on the efforts of others. These efforts may not be successful. If we fail to develop substantial sales, marketing, and distribution channels, or to enter into arrangements with third parties for those purposes, we will experience delays in product sales and incur increased costs.

We may be unable to adequately protect our brand and our other intellectual property rights.

Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our brand and product, and processes and methodologies used to create our products. We have adopted procedures to protect our intellectual property and maintain the secrecy of our confidential business information and trade secrets. However, there can be no assurance that such procedures will afford complete protection of such intellectual property, confidential business information, and trade secrets. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. We have trademark applications for our key names and phrases, and two pending patents for innovations related to our products. We have only filed provisional patent applications, which help protect inventions for a twelve-month period while a formal patent application is being filed. The patent process can take up to twenty-four months or longer to complete and can be challenged during the process. At this time, we cannot state whether the patent applications will be approved, refused, and/or ultimately registered. In addition, our trademark, patent, and other intellectual property rights and related registrations may be challenged in the future and could be cancelled or narrowed.

Failure to protect our trademark rights could prevent us in the future from challenging third parties who use names and logos similar to our trademarks, which may in turn cause consumer confusion or negatively affect consumers’ perception of our brand and products. Our patent applications may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. In addition, if we do not keep our trade secrets confidential, others may produce products with our recipes or formulations. Intellectual property disputes and proceedings may be protracted with no certainty of success, and an adverse outcome could subject us to liabilities, force us to cease use of certain trademarks or other intellectual property, or force us to enter into licenses with others. Any one of these occurrences may have a material adverse effect on our business, results of operations, and financial condition.

If we are unable to protect the confidentiality of our trade secrets, the value of our proprietary processes could be materially adversely affected and our business would be harmed.

We consider proprietary trade secrets, confidential know-how, and unpatented know-how to be important to our business. We may rely on trade secrets and confidential know-how to protect our technology, especially where patent protection is believed by us to be of limited value. However, trade secrets and confidential know-how are difficult to protect. We seek to protect our confidential proprietary information, in part, by entering into confidentiality agreements with parties who have access to them, including our employees. However, we cannot be certain that such agreements have been entered into with all relevant parties that may have or have had access to our trade secrets.

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We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or misappropriation of our intellectual property rights. The loss of the First Person brand or logo or other registered or common law trade names or a diminution in the perceived quality of products or services associated with our Company would harm our business. Our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of our intellectual property rights.

Third parties may assert that we, our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our internal computer systems may fail or suffer security breaches, which could result in a significant disruption of our product development programs and our ability to operate our business effectively.

Our internal computer systems may fail or suffer damage due to computer viruses, unauthorized access, natural disasters, terrorism, war, or telecommunication and electrical failures. Cyber-attacks are increasing in their frequency, sophistication, and intensity, and have become increasingly difficult to detect. Cyber-attacks could include the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering, and other means to affect service reliability and threaten the confidentiality, integrity, and availability of information. Cyber-attacks also could include phishing attempts or e-mail fraud to cause payments or information to be transmitted to an unintended recipient.

While we have not experienced any significant system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. Additionally, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information regarding our employees, could harm our reputation, cause us not to comply with federal and/or state breach notification laws and foreign law equivalents, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information. Security breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above. All such events could have a material adverse effect on our business, financial condition, and results of operations.

Our ability to produce and sell our products is dependent on compliance with regulatory and other requirements.

The processing, manufacturing, packaging, labeling, advertising, and distribution of our planned products is subject to regulation by one or more governmental authorities, and various agencies of the federal, state, and localities in which our products are sold. These governmental authorities may attempt to regulate any of our products that fall within their jurisdiction. Our functional mushrooms that we supply to other businesses will be subject to regulation by the USDA and the FDA. Our nutraceutical products will be subject to regulation by the USDA, the FDA, and the FTC. Our intended production of, and research and development involving, psilocybin in the United States will require prior approval from the WDOH and the DEA. We are also required to comply with the regulations and policies promulgated by the EPA and corresponding state agencies.

Such governmental authorities may determine that a particular product or product ingredient presents an unacceptable health risk and may determine that a particular statement of nutritional support that we want to use is an unacceptable claim. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

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In addition, governmental authorities could require us to remove a particular product from the market. Any recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs, and reduced growth prospects, all of which could be material.

Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.

Products that we sell carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural”, “functional”, or “healthy”, or similar synonyms or implied statements relating to such benefits. Although each of the FDA and the USDA has issued statements regarding the appropriate use of the word “natural,” there is no single, U.S.-government-regulated definition of the term “natural” for use in the food industry, which is true for many other adjectives common in the better-for-you and functionally-focused food industry. The resulting uncertainty has led to consumer confusion, distrust, and legal challenges. Plaintiffs have commenced legal actions against several food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition, and results of operations.

A health or safety issue resulting in litigation against us could harm our business.

Health and safety issues related to our products may arise that could lead to litigation or other action against us or to regulation of certain of our product components. We may be required to modify our recipes or packaging and may not be able to do so. In extreme circumstances, we could be required to pay damages that may reduce our profitability and adversely affect our financial condition. Even if these concerns prove to be baseless, the resulting negative publicity could affect our ability to market certain of our products and, in turn, could harm our business and results from operations.

Contamination of our products intended for human consumption could result in a product recall or harm our reputation.

The sale of products for human consumption involves inherent risks. We could decide to, or be required to, recall products due to suspected or confirmed contamination or product tampering. A product recall could lead to litigation and adversely affect our product sales, financial condition, and results of operation as well as our general reputation in the industry.

Our products may be subject to product recalls or withdrawals.

Manufacturers, producers, and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety, and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable level or at all. In addition, a product recall may require significant management attention.

Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if we are subject to recall, our public image could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable permits or licenses, and potential legal fees and other expenses, which could materially and adversely affect our business, financial condition and results of operations.

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We face inherent and significant risks related to product liability and similar claims.

We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our business, financial condition and results of operations. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We may be required to pay for losses or injuries purportedly or actually caused by our products. Although we have not yet been subject to any product liability claims, we may be subject to such claims in the future, and that liability may exceed the funds available to us.

We are highly dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success is largely dependent on the performance of our directors and officers. There is no assurance we can maintain the services of our directors, officers, or other qualified personnel required to operate our business. The loss of one more of these persons could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Conflicts of interest may arise between us and our directors and officers as a result of other business activities undertaken by such individuals.

Except as otherwise restricted in an applicable noncompetition agreement, certain of our directors and officers may become associated with other companies in the same or related industries, which may give rise to conflicts of interest. Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us or our related parties are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, our directors and officers are required to act honestly and in good faith with a view toward our best interests.

We must attract and maintain key personnel or our business could suffer material harm.

The loss of certain key non-executive employees could have a material adverse effect on our business and results of operations. In addition, an inability to hire, or the increased costs of new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales of our products will require us to find, hire, and retain additional capable personnel who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees often require significant training and, in many cases, take significant time before they achieve full productivity. As a result, we may incur significant costs to attract and retain contractors, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and may lose new employees to our competitors or other companies before we realize the benefit of the resources we expend in recruiting and training them.

We may be unable to manage our growth effectively, which could make it difficult to execute our business strategy.

In order to manage growth and change in strategy effectively, we must: (i) maintain adequate systems to meet future customer demands; (ii) expand sales and marketing, distribution capabilities, and administrative functions; (iii) expand the skills and capabilities of our current management team; and (iv) attract and retain qualified employees. While we intend to focus on managing costs and expenses over the long term, we expect to expend substantial resources to support our growth and may have additional unexpected costs. We may not be able to expand quickly enough to exploit potential market opportunities. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business results of operations.

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Adverse U.S. or international economic conditions, including periods of inflation, could negatively affect our business, financial condition, and results of operations.

Consumer spending on nutraceutical products is influenced by general economic conditions and the availability of discretionary income. Adverse U.S. or international economic conditions or periods of inflation or high energy prices may contribute to higher unemployment levels, decreased consumer spending, reduced credit availability, and declining consumer confidence and demand, each of which poses a risk to our business. A decrease in consumer spending or in retailer and consumer confidence and demand for our products could have a significant negative impact on our net sales and profitability, including our operating margins. These economic conditions could cause potential customers or suppliers to experience cash flow or credit problems and impair their financial condition, which could disrupt our business and adversely affect product orders, payment patterns, and default rates and increase our bad debt expense.

Management

Directors, Executive Officers, and Key Employees. Set forth below is certain information with respect to the individuals who are our directors, executive officers, and key employees, following the acquisition of First Person.

Name	Age	Position
Cory Rosenberg	45	Director, Chief Executive Officer, President, Acting Chief Financial Officer and Secretary
Chris L. Claussen	55	Director and Chief Innovation Officer
Ariel Fainsod	45	Director
Gail D. Hamilton Azodo	41	Director
Rosema J. Nemorin	43	Director

Executive Officers

Cory Rosenberg has been Chairman, Chief Executive Officer and President of First Person since January 2021. Prior thereto, Mr. Rosenberg co-founded and led a high-growth premium international fashion and consumer brand, Hook & Albert, in January 2011. He successfully sold the business to a private equity fund in August 2016. Following the sale, Mr. Rosenberg continued as Co-Chief Executive Officer of Hook & Albert and joined the acquiring fund as a Managing Partner, a position he held from August 2016 until September 2019, advising on acquisition and integration strategy and helping build the foundation for an in-house shared services platform, unlocking value for high-growth portfolio brands. In September 2019, Mr. Rosenberg exited to build the framework for First Person. Mr. Rosenberg is a senior executive and seasoned entrepreneur with more than fourteen years of experience building, leading, and growing omni-channel retail and consumer-packaged-goods brands. As a former investment banker, Mr. Rosenberg advised on corporate strategy, mergers and acquisitions, and capital market activities. He received a Bachelor of Arts degree from Union College and a Master of Business Administration degree from the Darden School at the University of Virginia.

Chris L. Claussen has been Chief Innovation Officer of First Person since January 2021. Prior thereto, Mr. Claussen was a partner and project manager of Three Point Group LLC, a company that assists companies with strategic planning, profit improvement, valuation services, and business exit strategies, from February 2016 until January 2021. Mr. Claussen was the co-founder and Director of Operations for Memento Group LLC, a consumer product innovation business, from January 2018 until December 2020. Mr. Claussen has over twenty years of experience in product and business development. During the five years prior to joining the Company, Mr. Claussen focused on innovative product development in the functional foods and medicinal mushrooms space at Cognitive Performance Consultants. He received a Bachelor of Business Administration degree from Oklahoma State University.

Board of Directors

Ariel Fainsod co-founded Lease for U in September 2016, and is Lease for U’s Chief Executive Officer. Lease for U provides a comprehensive strategy for its clients with business activity looking for a viable alternative for the acquisition of their assets and financing of working capital. Prior to founding Lease for U, Mr. Fainsod was the Chief Financial Officer of AN Global in Mexico from 2013 to September 2016. Mr. Fainsod received a Master of Business Administration degree from the Darden School at the University of Virginia and a Bachelor of Science and Master of Science in Electronic Engineering from Universidad Iberomericana, Mexico City.

Gail D. Hamilton Azodo co-founded Sips Coffee Roasters in July 2019. Ms. Hamilton Azodo has been an Adjunct Professor at Florida International University since January 2019. Prior thereto, Ms. Hamilton Azodo was the North America whisky Marketing Manager for Bacardi, USA, from July 2014 until August 2016. Prior to that, Ms. Hamilton Azodo was a Brand Manager at Proctor & Gamble, from July 2011 until July 2014. Ms. Hamilton Azodo received a Master of Business Administration degree from the Darden School at the University of Virginia and her Bachelor of Science and Economics from the University of Florida.

Rosema J. Nemorin co-founded Lendstreet Financial in June 2010, and is Lendstreet Financial’s Chief Executive Officer. Lendstreet Financial is a marketplace lending platform which helps borrowers reduce debt and rebuild their credit. Mr. Nemorin received a Master of Business Administration degree from the Darden School at the University of Virginia and his Bachelor of Science and Sports Management from the University of Florida.

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Family Relationships. There are no family relationships between any of the Company’s executive officers and directors.

Employment Agreement – Cory Rosenberg. Effective as of January 1, 2022, FP, Inc., a wholly-owned subsidiary of First Person, entered into an employment agreement with the Company’s now-Chief Executive Officer, Cory J. Rosenberg, which agreement will remain in effect for the foreseeable future. Mr. Rosenberg’s base salary is currently $150,000 per year and is reviewed annually for the purpose of determining increases, if any, based on his performance, the performance of FP, Inc., the then-prevailing salary scales for comparable positions, inflation, and other relevant factors. Mr. Rosenberg is eligible for an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for FP, Inc.’s key executive officers, as amended from time to time. Mr. Rosenberg is entitled to participate in all employee benefit plans, programs, and arrangements made available generally to FP, Inc.’s senior executives or to other full-time employees on substantially the same basis that such benefits are provided to such senior executives of a similar level or to other full-time employees (including, without limitation profit-sharing, savings, and other retirement plans or programs (e.g., a 401(k) plan), long-term cash incentive plan, program, or arrangement, medical, dental, hospitalization, vision, short-term and long-term disability, and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other fringe benefit or employee welfare benefit plans or programs that may be sponsored by FP, Inc. from time-to-time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded); provided, however, that Mr. Rosenberg is not eligible to participate in any generally available severance benefit plan, program, or arrangement sponsored or maintained by FP, Inc. Mr. Rosenberg’s employment agreement provides for termination of his employment by either party for any reason upon thirty days’ prior written notice. Mr. Rosenberg’s employment terminates immediately upon his death. If Mr. Rosenberg becomes disabled (as defined in his employment agreement) then FP, Inc. may terminate his employment upon written notice. Mr. Rosenberg may terminate his employment for good reason (as defined in his employment agreement) if (i) not later than ninety days after the occurrence of any act or omission that constitutes good reason, he provides FP, Inc. with a written notice setting forth in reasonable detail the acts or omissions that constitute good reason, (ii) FP, Inc. fails to correct or cure the acts or omissions within thirty days after it receives such written notice, and (iii) Mr. Rosenberg terminates his employment after the expiration of such cure period but not later than sixty days after the expiration of such cure period. Mr. Rosenberg’s employment agreement provides that, upon the occurrence of any act or omission that constitutes cause (as defined in his employment agreement), FP, Inc. may terminate his employment if (i) no fewer than fifteen days prior to the termination date, FP, Inc. provides him with written notice of its intent to consider termination of his employment for cause, including a reasonably detailed description of the acts or omissions that our Board of Directors believes constitute cause; and (ii) Mr. Rosenberg fails to cure the acts or omissions that constitute cause within fifteen days after receiving such notice.

Principal Owners of Our Common Stock

The following table sets forth information known to the Company relating to the beneficial ownership of shares of the Company’s voting securities, as of the date of this Current Report, by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Effective Voting Power
Common Stock
Executive Officers and Directors
Cory Rosenberg	0	0%
Chris Claussen	0	0%
Ariel Fainsod	0	0%
Gail D. Hamilton Azodo	0	0%	See Note 2
Rosema J. Nemorin	0	0%	and Note 4
Officers and directors, as a group (5 persons)	0	0%
Series A Preferred Stock(2)
Cory Rosenberg	2,000	100%
Series B Convertible Preferred Stock(3)
Cory Rosenberg	590	7.37%
Chris Claussen	273	3.41%
(1)

Based on (a) 17,599,999 shares of common stock outstanding as of February 4, 2025, (b) 2,000 shares of Series A Preferred Stock outstanding as of February 4, 2025, and (c) 8,000 shares of Series B Convertible Preferred Stock outstanding as of February 4, 2025,

(2)

For so long as the Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote with the common stock, with the holders of Series A Preferred Stock being entitled to 66-2/3% of the total votes on all such matters.

(3)

On the third business day immediately following the Company’s having increased the number of authorized shares of common stock to no fewer than 500,000,000 shares, all then-outstanding shares of Series B Convertible Preferred Stock shall, ipso facto, be converted into shares of the Company’s common stock at a conversion rate of 12,492.931 shares of Company common stock for each one (1) share of Series B Convertible Preferred Stock.

(4)

The Company’s Chief Executive Officer, Cory Rosenberg, owns 100% of the outstanding shares of the Company’s Series A Preferred Stock. Mr. Rosenberg will, therefore, be able to control the management and affairs of the Company, as well as matters requiring the approval by the Company’s shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets, and any other significant corporate transaction.

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Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuances of Series B Convertible Preferred Stock to First Person’s pre-merger shareholders set forth in Item 2.01 above is incorporated by reference into this Item 3.02. The issuances of the Series B Convertible Preferred Stock were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as there was no general solicitation, the issuances did not involve a public offering, and there were fewer than 35 non-accredited investors pre-merger shareholders.

Item 5.01 Changes in Control of Registrant.

                In conjunction with the Merger Agreement, pursuant to a stock purchase agreement (the “Control SPA”) Jonah Meer and Ido Merfeld each sold 1,000 shares of the Company’s Series A Preferred Stock to Cory J. Rosenberg, for $10.00 and other good and valuable consideration. Mr. Rosenberg’s ownership of all outstanding shares of Series A Preferred Stock provides him voting control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2025, there occurred a change in control of the Company, in conjunction with the acquisition of First Person Ltd. (First Person), as well as a change the Company’s Board of Directors and the Company’s executive officers. Pursuant to the Merger Agreement, Jonah Meer and Ido Merfeld resigned as directors of the Company and Cory Rosenberg, Chris Claussen, Ariel Fainsod, Gail D. Hamilton Azodo and Rosema J. Nemorin were appointed as Directors of the Company. These new directors are to serve until the next annual meeting of the Company’s shareholders.

Also pursuant to the Merger Agreement, Cory Rosenberg was appointed as the Company’s Chief Executive Officer, President, Acting Chief Financial Officer and Secretary; and Chris Claussen was appointed as the Company’s Chief Innovation Officer.

Summaries of the backgrounds of these new directors and officers are set forth above under Item 2.01 Completion of Acquisition or Disposition of Assets, which information is incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

In connection with our completing the acquisition of First Person Ltd., we issued the press release reproduced below:

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* * * START PRESS RELEASE * * *

First Person and Qrons Complete Merger, Creating a Publicly Traded Leader in Cognitive Wellness & Functional Beverages

Merger Strengthens First Person's Platform to Scale Innovative Cognitive Supplements and Alcohol-Free Social Tonics

LOS ANGELES, CALIFORNIA / ACCESS Newswire / February 4, 2025 / First Person, an innovator in cognitive wellness and functional beverages, today announced the successful completion of its merger into Qrons Inc. (OTCQB:QRON), thereby establishing a dynamic publicly traded company at the forefront of the rapidly growing cognitive health and functional wellness markets.

This milestone marks the beginning of an exciting new chapter for First Person as it accelerates growth, expands product distribution, and builds a category-defining platform in science-backed cognitive supplements and alcohol-free social tonics. The combined company will operate under the First Person brand, leveraging its proprietary ingredient formulations, direct-to-consumer success, and omni-channel distribution strategy to drive long-term value for both consumers and shareholders.

A New Era of Growth & Innovation

"Consumers are shifting their priorities, seeking smarter ways to enhance mental clarity, stress relief, and social experiences," said Cory Rosenberg, CEO of First Person. "With this merger, First Person is now in a position to scale efficiently - expanding our product line, increasing market reach, and introducing groundbreaking innovations that redefine how people think about cognitive health and social drinking."

The company's immediate focus is on:

•	Scaling Its Cognitive Wellness Platform - Expanding its portfolio of science-driven cognitive supplements and accelerating the launch of a first-of-its-kind alcohol-free social tonic.

•

Expanding Its Brand Footprint & Market Reach - Efficiently growing its direct-to-consumer business while strategically expanding into additional high-velocity retail channels, capitalizing on the high-growth functional wellness market.

•	Driving Innovation - Leveraging its proprietary ingredients and biotechnology partnerships to develop the next generation of cognitive optimizing and alcohol-free social experience products.

The company's mission-driven approach, combined with its ability to execute and scale, positions First Person for long-term growth.

Jonah Meer, outgoing CEO of Qrons, added, "While Qrons was on the path to exciting scientific breakthroughs, our responsibility was to create value for our shareholders. In First Person, we saw a company with the vision, leadership, and innovation to do just that. It was a pleasure working with Cory and his team on this merger, and I look forward to watching First Person thrive."

For more information, visit firstpersongroup.com.

About First Person

First Person is a cognitive wellness company focused on enhancing mental performance and social well-being through proprietary ingredient innovation and science-backed consumer products. The company is dedicated to addressing the growing demand for effective, healthier alternatives to traditional stimulants and alcohol by pioneering a new category of cognitive supplements and alcohol-free social tonics. With a diversified brand platform, expanding retail presence, and a strong product innovation pipeline, First Person delivers next-generation cognitive solutions that seamlessly integrate into daily routines - helping consumers think, feel, and perform at their best.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties. Actual results may differ materially based on various factors.

*These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.

Contact Information

Cory Rosenberg

CEO

cory.rosenberg@firstpersongroup.com

* * * END OF PRESS RELEASE * * *

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Item 9.01 Financial Statements and Exhibits.

Financial statements of businesses acquired. The financial statements of First Person Ltd. required to be filed under this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1	Plan and Agreement of Merger between and among Qrons Inc., Primary Merger Sub, Inc. and First Person Ltd.
3.1	Articles of Amendment filed January 2, 2025 (Restatement of Certificate of Designation of Series A Preferred Stock and Certificate of Designation of Series B Convertible Preferred Stock.
10.1	Anti-Dilution Agreement among the Company, Jonah Meer, Decagon LLC, d/b/a CubeSquare LLC, Ido Merfeld and First Person Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

QRONS INC.

Date: February 4, 2025	By:	/s/ Cory Rosenberg
Cory Rosenberg
Chief Executive Officer

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